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                                  EXHIBIT 23.6


[ING BARINGS LOGO]


Board of Directors
Molecular Devices Corporation
1311 Orleans Drive
Sunnyvale, CA 94089-1136


                                                                  July 14, 2000


Gentlemen:


     We hereby consent to the inclusion in the Registration Statement on Form S-4 of Molecular Devices Corporation ("MDC"), with respect to the common stock of MDC, which Registration Statement is being filed with the Securities and Exchange Commission on July 14, 2000, of our opinion letter appearing as Annex E to the Prospectus which is part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,

                                        ING Barings LLC

                                        By: /s/  LARS HANAN
                                            -----------------------------
                                            Lars Hanan
                                            Managing Director